UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

KINETIC CONCEPTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On or about October 13, 2011, Kinetic Concepts, Inc. (the “Company”) sent the following letter to its shareholders in connection with the upcoming special meeting of the Company’s shareholders.

YOUR VOTE IS IMPORTANT!

YOUR BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE THE ENCLOSED PROXY CARD TODAY FOR THE PROPOSED MERGER

October 13, 2011

Dear KCI Shareholder:

On or about September 27, 2011, we mailed to you important proxy material regarding the special meeting of shareholders of Kinetic Concepts, Inc. regarding the proposed merger (as described below). The special meeting will be held on Friday, October 28, 2011 at the Westin Riverwalk Hotel, 420 W. Market St., San Antonio, Texas 78205, at 9:00 a.m., San Antonio time. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the meeting, you will be asked to approve the proposed merger of KCI with a consortium of investment funds advised by Apax Partners, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. If the merger is completed, you will be entitled to receive $68.50 in cash for each share of KCI common stock you own. KCI’s Board of Directors has carefully reviewed the merits of this proposal, has deemed it to be in the best interests of KCI’s shareholders and has unanimously recommended that shareholders vote FOR the adoption of the merger agreement and the merger.

We encourage you to carefully read the proxy material previously sent to you and vote promptly. Since approval of the merger requires the affirmative vote of the holders of at least two-thirds of the shares of outstanding KCI common stock, failure to vote has the same effect as voting against the merger. To be sure your shares are represented and counted we urge you to vote the enclosed duplicate proxy today.

The leading independent proxy advisor recommends a vote for the merger. Institutional Shareholder Services (“ISS”) has agreed with the Board and recommends that its clients, which include more than 1,000 of the nation’s largest institutional investors, vote for the merger: “The proposed acquisition of the company by a private equity consortium for $68.50 per share in cash represents a one-day and sixty-day premium of 16.5 percent and 24.7 percent, respectively, and will provide certainty of value for shareholders.”

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

Ronald W. Dollens
Chairman of the Board of Directors

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by investment funds advised by Apax Partners, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. The Company filed a definitive proxy statement with the SEC on September 26, 2011 related to the merger (the “Merger”) and the other transactions contemplated by the Agreement and Plan of Merger, dated as of July 12, 2011, by and among the Company, Chiron Holdings, Inc. and Chiron Merger Sub, Inc. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement was mailed to shareholders of the Company beginning on September 27, 2011. Investors and security holders may obtain a free copy of the proxy statement, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, and the Company’s other filings with the SEC may also be obtained from the Company by directing a request to Kinetic Concepts, Inc., Attention: Investor Relations, 8023 Vantage Drive, San Antonio, TX 78230, or by calling 210-255-6157.

KCI and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from KCI’s shareholders in favor of the proposed acquisition. Information regarding KCI’s directors and executive officers is available in its 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 15, 2011. Shareholders may obtain additional information regarding the interests of KCI and its directors and executive officers in the proposed acquisition, which may be different than those of KCI’s shareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of at least two-thirds of the Company’s shareholders; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6) legislative, regulatory and economic developments; and (7) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the Company’s and the Apax consortium’s ability to control or predict. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company is not responsible for updating the information contained in this filing beyond the published date, or for changes made to this filing by wire services or Internet service providers.